UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2008

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on August 25, 2008, Broadcom Corporation ("Broadcom") and its subsidiary Broadcom International Limited ("Broadcom International") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Advanced Micro Devices, Inc. ("AMD"), pursuant to which Broadcom and Broadcom International agreed to acquire (either directly or through other subsidiaries) certain assets related to AMD’s digital television business.

On October 27, 2008, Broadcom, Broadcom International and AMD entered into Amendment No. 1 (the "Amendment") to the Asset Purchase Agreement, which amended the Asset Purchase Agreement to (i) reduce the cash portion of the purchase price from $192.8 million to $141.5 million and (ii) effect a proportionate reduction in the amount to be deposited into the escrow available to satisfy any amounts owed by AMD to Broadcom pursuant to the indemnification provisions of the Asset Purchase Agreement and the Amendment.

The foregoing is a summary of the material terms of the Amendment and does not purport to summarize or include all terms of the Amendment. The summaries of the Amendment and the Asset Purchase Agreement contained or incorporated herein by reference are qualified in their entirety by reference to the full texts of the Amendment, attached as Exhibit 2.1 hereto, and the Asset Purchase Agreement, attached as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2008, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 28, 2008, Broadcom, directly or through other subsidiaries, completed its acquisition of certain assets related to AMD’s digital television business pursuant to the Asset Purchase Agreement, as amended by the Amendment, for a total purchase price of $141.5 million in cash, minus an adjustment for certain employee-related expenses. A portion of the purchase price was deposited into escrow for a period of 18 months following the closing to satisfy any amount owed by AMD to Broadcom pursuant to the indemnification provisions of the Asset Purchase Agreement and the Amendment. As previously disclosed, an additional portion of the purchase price was deposited in escrow to be held until certain audited 2008 financial statements for the acquired business have been delivered to Broadcom; such escrow is subject to forfeiture or reduction in the event of non-delivery or delay in delivery beyond certain agreed time periods. Delivery of such financial statements is expected to occur in the fourth quarter of 2008.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

All financial statements of the business acquired that are required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

All pro forma financial information required with respect to the acquisition described in Item 2.01 herein will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1 Amendment No. 1 to Asset Purchase Agreement, dated as of October 27, 2008, among Broadcom Corporation, a California corporation, Broadcom International Limited, an exempted company organized and existing under the laws of the Cayman Islands, and Advanced Micro Devices, Inc., a Delaware corporation.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

October 31, 2008	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1 to Asset Purchase Agreement, dated as of October 27, 2008, among Broadcom Corporation, a California corporation, Broadcom International Limited, an exempted company organized and existing under the laws of the Cayman Islands, and Advanced Micro Devices, Inc., a Delaware corporation.